United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Act of 1934

June 16, 2016

Date of Report (date of earliest event reported)

Deltic Timber Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-12147	71-0795870
(State or other jurisdiction of incorporation)	(Commission File Number)	I.R.S. Employer Identification No.)

210 East Elm Street, El Dorado, Arkansas		71730
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (870) 881-9400

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 16, 2016, Deltic Timber Corporation (“Deltic” or the “Company”) announced that a new member had been elected to its Board of Directors (“Board”).

On June 16, 2016, Mr. D. Mark Leland was elected as a Class I director to the Board. Upon his election to the Board, Mr. Leland was appointed to the Board’s Audit Committee. Also, upon his election to the Board, Mr. Leland was awarded 1,085 shares of time-based restricted stock under the Company’s 2002 Stock Incentive Plan. The terms of the awards are the same as for other grants to non-employee directors. The awards vest four years from the date of their grant and during the vesting period the recipient is entitled to vote the restricted shares and receive cash dividends that may be declared on the common stock of the Company.

A copy of the Company’s press release announcing these changes is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1 Press release issued June 16, 2016 by Deltic Timber Corporation announcing that a new member has been elected to the Company’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deltic Timber Corporation

By: /s/ Jim F. Andrews, Jr.
Jim F. Andrews, Jr., Secretary

Date: June 17, 2016